UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2025
_____________________

STEELCASE INC.
(Exact name of registrant as specified in its charter)

Michigan		1-13873	38-0819050
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

901 44th Street SE
Grand Rapids,	Michigan		49508
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number, including area code: (616) 247-2710

None
(Former name, former address and former fiscal year, if changed since last report.)
_______

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock	SCS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)On July 9, 2025 (the “Effective Date”), the shareholders of Steelcase Inc. (the “Company”) approved the Steelcase Inc. Incentive Compensation Plan (the “ICP”). The ICP allows the Company to grant stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, cash-based awards, phantom shares and other share-based awards to employees and directors of the Company and its subsidiaries or affiliates and other individuals designated by the Compensation Committee of the Company’s Board of Directors. The maximum number of shares of the Company’s Class A Common Stock available for issuance under the ICP is 3,025,286 plus the number of shares that are subject to or underlie awards made under the ICP prior to the Effective Date which expire or are cancelled or forfeited following the Effective Date, except for shares surrendered or withheld as payment of either the exercise price of an award and/or withholding taxes in respect of such an award. Awards under the ICP are determined by the Compensation Committee of the Company’s Board of Directors or by the Company’s Chief Executive Officer pursuant to delegated authority and subject to certain limitations.

A copy of the ICP is attached as Exhibit 10.1 and is incorporated herein by reference. A summary of the ICP is also included in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 28, 2025, beginning on page 68, and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on July 9, 2025.  At that meeting, shareholders voted on four proposals presented in the Company's Proxy Statement dated May 28, 2025 relating to the annual meeting. The results of the votes are as follows.

·	Proposal 1: Election of ten nominees to the Board of Directors

	For		Against		Abstentions
Nominee	Votes	% of Total Votes	Votes	% of Total Votes	Votes	% of Total Votes	Broker Non-Votes
Sara E. Armbruster	248,102,496	96.4%	2,145,637	0.8%	6,988,961	2.7%	11,315,000
Timothy C. E. Brown	207,267,788	80.6%	43,083,749	16.7%	6,885,557	2.7%	11,315,000
Connie K. Duckworth	214,795,882	83.5%	35,556,148	13.8%	6,885,064	2.7%	11,315,000
Sanjay Gupta	250,707,140	97.5%	2,004,802	0.8%	4,525,152	1.8%	11,315,000
Todd P. Kelsey	248,377,185	96.6%	1,973,720	0.8%	6,886,189	2.7%	11,315,000
Jennifer C. Niemann	247,758,273	96.3%	2,493,038	1.0%	6,985,783	2.7%	11,315,000
Robert C. Pew III	247,685,944	96.3%	2,665,818	1.0%	6,885,332	2.7%	11,315,000
Cathy D. Ross	214,719,151	83.5%	35,633,092	13.9%	6,884,851	2.7%	11,315,000
Catherine C. B. Schmelter	214,251,179	83.3%	36,079,125	14.0%	6,906,790	2.7%	11,315,000
Linda K. Williams	248,461,163	96.6%	1,867,997	0.7%	6,907,934	2.7%	11,315,000

·	Proposal 2: Advisory vote to approve named executive officer compensation

For		Against		Abstentions
Votes	% of Total Votes	Votes	% of Total Votes	Votes	% of Total Votes	Broker Non-Votes
239,864,459	93.2%	10,222,619	4.0%	7,150,016	2.8%	11,315,000

·	Proposal 3: Approval of the Steelcase Inc. Incentive Compensation Plan

For		Against		Abstentions
Votes	% of Total Votes	Votes	% of Total Votes	Votes	% of Total Votes	Broker Non-Votes
240,847,316	93.6%	11,607,870	4.5%	4,781,908	1.9%	11,315,000

·	Proposal 4: Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2026

For		Against		Abstentions
Votes	% of Total Votes	Votes	% of Total Votes	Votes	% of Total Votes
261,242,704	97.3%	2,406,470	0.9%	4,902,920	1.8%

Item 9.01. Financial Statements and Exhibits.

(d)EXHIBITS.

Exhibit No.	Description
10.1	Steelcase Inc. Incentive Compensation Plan, as amended and restated as of July 9, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEELCASE INC.

By:	/s/ David C. Sylvester
David C. Sylvester Senior Vice President, Chief Financial Officer
Date: July 11, 2025